Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY
FOR MORE INFORMATION CONTACT:	Ted Peters, Chairman
610-581-4800
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports Solid Second Quarter 2009

Financial Results with Net Interest Income Growth and

Residential Mortgage Volume as Primary Contributors

BRYN MAWR, Pa. August 3, 2009 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced financial results for the second quarter ended June 30, 2009. The Corporation reported second quarter 2009 diluted earnings per share of $0.28 and net income of $2.4 million which includes a $0.04 per diluted share or $351 thousand after-tax cost of the FDIC insurance special assessment. In the first quarter of 2009, the Corporation reported diluted earnings per share of $0.31 and net income of $2.6 million. There was no FDIC insurance special assessment in the first quarter of 2009.

Ted Peters, Chairman and Chief Executive Officer, stated, “We are pleased with the results for the second quarter and year to date. Growth in net interest income and revenue from mortgage refinance activity were among the highlights for the quarter. Loan quality remains strong, however, challenges continue in our leasing portfolio.”

Mr. Peters continued, “During the second quarter as previously reported, the Corporation enhanced its capital position through the sale of $2.5 million of common shares and the issuance of $7.5 million in subordinated debt in a private transaction. Additionally, the Corporation has established a Dividend Reinvestment and Stock Purchase Plan (“Plan”) which is intended to allow both existing shareholders and new investors to easily and conveniently increase their investment in the Corporation without incurring many of the fees and commissions normally associated with brokerage transactions. On July 20, 2009, the Corporation made a 424(b)(2) filing with the Securities and Exchange Commission relating to securities to be taken down from the Corporation’s S-3 shelf registration statement in connection with the Plan.”

A copy of the Plan as filed in our July 20, 2009 424(b)(2) filing can be found under “SEC filings” at our website, www.bmtc.com, by clicking on “About Us” and then “Investor Relations”.

HIGHLIGHTS FOR THE QUARTER

•	Second quarter 2009 deposit levels were $894.0 million, up $24.5 million or 2.8% from December 31, 2008 and up $140.2 million or 18.6% from June 30, 2008.

•

Total quarter end portfolio loans and leases were down 2.4% or $22.0 million to $877.6 million compared to $899.6 million at December 31, 2008 as construction loans decreased $17.6 million or 30.1% as planned and leases declined $3.8 million or 6.3%.

•

Mortgage originations for the second quarter of 2009 were $125.1 million compared with $96.5 million in the first quarter of 2009 and $25.8 million in the fourth quarter of 2008. The net gain on the sale of residential mortgage loans of approximately $2.5 million was up significantly from approximately $1.9 million in the first quarter of 2009 and $300 thousand in the fourth quarter of 2008. Operating expenses include variable costs associated with this mortgage revenue of approximately 36%.

•

The value of our Mortgage Servicing Rights (MSR’s) increased to $3.6 million from $2.2 million at December 31, 2008. This increase is primarily the result of mortgage refinancing activity during the first quarter of 2009 in which the mortgages were sold with servicing retained along with a slight increase in value. Second quarter results contained a $115 thousand MSR impairment recovery.

•

Revenue from Wealth Management services (which includes Lau Associates revenue which was acquired on July 15, 2008) for the second quarter 2009 was $3.6 million, up slightly from first quarter 2009 revenue of $3.5 million, and in line with fourth quarter 2008 results, reflecting the improved financial markets over the past 3 months.

•

The Corporation had an unused borrowing capacity of $258.4 million at the Federal Home Loan Bank of Pittsburgh, $82.9 million at the Federal Reserve and $75 million of Fed Funds lines at June 30, 2009. Additionally, liquidity remains strong with approximately $90 million in overnight money market funds and other short-term investments at the end of the second quarter.

•

The net interest margin was 3.59% for the second quarter of 2009, down 3 basis points from the first quarter 2009 and 4 basis points from the fourth quarter of 2008 primarily due to the low interest rates the Corporation is earning on its excess cash balances.

•	The provision for loan and lease losses for the quarter ended June 30, 2009 was $1.69 million, compared with $1.59 million in the first quarter of 2009, primarily due to leasing portfolio charge-offs.

•

At June 30, 2009, the allowance for loan and lease losses of $10.39 million was 1.18% of portfolio loans and leases compared with $10.14 million or 1.13% and $10.33 million or 1.15% of portfolio loans and leases at March 31, 2009 and December 31, 2008, respectively. The allowance as a percentage of non-performing loans and leases increased to 284% at June 30, 2009 from 178% at December 31, 2008, due to the foreclosure of a site development loan and its transfer into other real estate owned (“OREO”) at its estimated net realizable value.

•

The FDIC insurance special assessment charge of approximately $540 thousand ($0.04 per diluted share or $351 thousand after-tax) to replenish the FDIC Insurance Fund was accrued as of June 30, 2009 and is payable on September 30, 2009.

•

Second quarter 2009 non-interest expense increased $819 thousand or 7.1% over the first quarter of 2009 due in part to the variable costs associated with higher residential mortgage activity, the FDIC insurance special assessment charge and increased advertising and professional fees. Excluding the FDIC insurance special assessment, non-interest expense increased $279 thousand or 2.4% from the first quarter of 2009.

•	Regulatory capital levels at June 30, 2009 exceed the regulatory minimum for “well capitalized” at both the Bank and Corporate level by over $19 million.

	Regulatory Minimum to be Well Capitalized	Actual 6/30/2009	Actual 12/31/2008
Bryn Mawr Trust Company Consolidated
Tier I Capital to Risk Weighted Assets (RWA)	6.00%	8.71%	8.49%
Total (Tier II) Capital to RWA	10.00%	11.89%	10.98%
Tier I Leverage Ratio	5.00%	7.72%	7.70%

Bryn Mawr Bank Corporation
Tier I Capital to Risk Weighted Assets (RWA)	6.00%	9.27%	8.81%
Total (Tier II) Capital to RWA	10.00%	12.43%	11.29%
Tier I Leverage Ratio	5.00%	8.22%	8.03%
Tangible Common Equity Ratio	N/A	7.43%	7.13%

DIVIDEND DECLARED

On July 23, 2009, the Corporation’s Board of Directors declared a quarterly dividend of $0.14 per share, payable September 1, 2009 to shareholders of record as of August 14, 2009.

The Corporation will hold an earnings conference call at 8:30 a.m. EDT on Tuesday, August 4, 2009. Interested parties may participate by calling 800-860-2442 at 8:30 a.m. EDT. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through Wednesday, August 12, 2009. The number to call for the taped replay is 877-344-7529 and the Replay Passcode is 431710.

The conference call will be simultaneously broadcast live over the Internet through a web cast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the web cast will be available within two hours of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, ability to control operating costs and expenses, and ability to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; and other factors as described in our securities filings. All forward-looking statements and information made herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

June 30, 2009

(unaudited)

	For The Three Months Ended
	June 30, 2009	Mar 31, 2009	Dec 31, 2008	Sep 30, 2008	Jun 30, 2008
Interest income	$14,222	$14,293	$14,838	$14,802	$14,232
Interest expense	4,004	4,446	5,050	4,955	4,929
Subordinated debt	306	221	257	151	—

Net interest income	9,912	9,626	9,531	9,696	9,303
Provision for loan and lease losses	1,686	1,591	2,898	1,063	781

Net interest income after provision for loan and lease losses	8,226	8,035	6,633	8,633	8,522

Fees for wealth management services	3,620	3,504	3,695	3,544	3,291
Loan servicing and late fees	343	291	281	298	305
Service charges on deposits	491	463	455	409	429
Net gain on sale of residential mortgage loans	2,516	1,877	293	287	363
Net gain on sale of investments	—	472	8	—	—
Net gain on trading investment	79
Other operating income	752	878	533	807	844

Noninterest income	7,801	7,485	5,265	5,345	5,232

Salaries and wages	5,626	5,479	4,700	5,278	4,532
Employee benefits	1,462	1,582	912	981	947
Occupancy and bank premises	906	927	922	778	715
Furniture fixtures and equipment	612	586	632	578	565
Advertising	346	232	356	265	222
(Recovery) / impairment of mortgage servicing rights	(115)	204	638	11	(30)
Amortization of mortgage servicing rights	256	195	81	91	119
Intangible asset amortization	77	77	77	64	—
FDIC insurance	357	322	138	121	122
FDIC insurance special assessment	540	—	—	—	—
Professional fees	544	343	441	426	364
Other expenses	1,676	1,521	1,549	1,555	1,447

Noninterest expense	12,287	11,468	10,446	10,148	9,003

Income before income taxes	3,740	4,052	1,452	3,830	4,751
Income tax expense	1,291	1,420	445	1,575	1,586

Net income	$2,449	$2,632	$1,007	$2,255	$3,165

Per share data:
Weighted average shares outstanding	8,745,708	8,602,406	8,585,914	8,575,904	8,571,143
Dilutive potential common shares	21,601	18,498	41,254	35,428	31,836

Adjusted weighted average dilutive shares	8,767,309	8,620,904	8,627,168	8,611,332	8,602,979

Basic earnings per common share	$0.28	$0.31	$0.12	$0.26	$0.37

Diluted earnings per common share	$0.28	$0.31	$0.12	$0.26	$0.37

Dividend declared per share	$0.14	$0.14	$0.14	$0.14	$0.13

Effective tax rate	34.5%	35.0%	30.6%	41.1%	32.7%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

June 30, 2009

(unaudited)

	For The Six Months Ended
	June 30, 2009	June 30, 2008
Interest income	$28,515	$28,294
Interest expense	8,450	10,383
Subordinated debt	527	—

Net interest income	19,538	17,911
Provision for loan and lease losses	3,277	1,635

Net interest income after provision for loan and lease losses	16,261	16,276

Fees for wealth management services	7,124	6,603
Loan servicing and late fees	634	615
Service charges on deposits	954	821
Net gain on sale of residential mortgage loans	4,393	695
Net gain on sale of investments	472	222
Net gain on trading investment	79	—
BOLI income	—	260
Interest rate floor income	—	268
Other operating income	1,630	1,378

Noninterest income	15,286	10,862

Salaries and wages	11,105	9,011
Employee benefits	3,044	2,279
Occupancy and bank premises	1,833	1,465
Furniture fixtures and equipment	1,198	1,114
Advertising	578	494
Impairment of mortgage servicing rights	89	19
Amortization of mortgage servicing rights	451	195
Intangible asset amortization	154	—
FDIC insurance	679	213
FDIC insurance - special assessment	540	—
Professional fees	887	683
Other expenses	3,197	2,609

Noninterest expense	23,755	18,082

Income before income taxes	7,792	9,056
Income tax expense	2,711	2,993

Net income	$5,081	$6,063

Per share data:
Weighted average shares outstanding	8,674,453	8,552,805
Dilutive potential common shares	20,050	30,125

Adjusted weighted average shares	8,694,503	8,582,930

Basic earnings per common share	$0.59	$0.71

Diluted earnings per common share	$0.58	$0.71

Dividend declared per share	$0.28	$0.26

Effective tax rate	34.8%	33.0%

For the period end:	2009 2Q	2009 1Q	2008 4Q	2008 3Q	2008 2Q
Asset Quality Data

Nonaccrual loans and leases	2,913	3,251	5,303	1,961	1,697
90 + days past due loans and leases	746	744	504	116	8

Nonperforming loans and leases	3,659	3,995	5,807	2,077	1,705
Other non-performing assets	1,897	1,311	—	136	155
Nonperforming assets	$5,556	$5,306	$5,807	$2,213	$1,860

Nonperforming loans and leases / portfolio loans	0.41%	0.45%	0.65%	0.24%	0.20%
Nonperforming assets / assets	0.47%	0.45%	0.50%	0.20%	0.18%

Net loan and lease charge-offs (annualized)/ average loans	0.64%	0.79%	0.71%	0.33%	0.22%

Delinquency rate - including nonperforming	0.81%	1.01%	0.97%	0.35%	0.52%

Delinquency rate - excluding nonperforming	0.40%	0.59%	0.32%	0.11%	0.32%

Changes in the Allowance for loan and lease losses

Balance, beginning of period	$10,137	$10,332	$9,014	$8,672	$8,358

Charge-offs	(1,546)	(1,858)	(1,611)	(796)	(547)

Recoveries	112	72	31	75	80

Net (charge-offs) / recoveries	(1,434)	(1,786)	(1,580)	(721)	(467)

Provision for loan and lease losses	1,686	1,591	2,898	1,063	781

Balance, end of period	$10,389	$10,137	$10,332	$9,014	$8,672

Allowance for loan and lease losses / loans and lease	1.18%	1.13%	1.15%	1.03%	1.02%
Allowance for loan and lease losses / nonperforming loans and leases	283.9%	253.7%	177.9%	434.0%	508.6%

For the period and period end:	2009 2Q	2009 1Q	2008 4Q	2008 3Q	2008 2Q
Selected ratios (annualized):

Return on average assets	0.83%	0.92%	0.35%	0.83%	1.24%
Return on average shareholders’ equity	10.11%	11.54%	4.23%	9.55%	13.65%
Yield on loans and leases*	5.84%	5.85%	6.06%	6.19%	6.25%
Yield on interest earning assets*	5.13%	5.37%	5.63%	5.94%	6.05%
Cost of interest bearing funds	1.94%	2.15%	2.42%	2.47%	2.58%
Net interest margin*	3.59%	3.62%	3.63%	3.90%	3.97%
Tier 1 leverage ratio	8.22%	8.05%	8.03%	8.76%	9.70%
Book value per share	$11.33	$10.99	$10.76	$10.97	$10.97
Tangible book value per share	$10.15	$9.78	$9.55	$10.29	$10.97
Period end shares outstanding	8,781,079	8,615,296	8,592,259	8,583,377	8,572,277

Selected data:

Mortgage loans originated	$125,090	$96,523	$25,826	$24,019	$30,594
Mortgage loans sold - servicing retained	$112,608	$93,071	$10,653	$5,985	$12,642
Mortgage loans sold - servicing released	$188	$1,225	$5,837	$7,215	$10,149
Mortgage loans serviced for others	$490,202	$411,493	$350,199	$353,833	$358,802

Brokerage assets (1)	$143,188	$78,707	$75,720	$86,376	$88,904
Wealth assets under management / supervision (Lau)	488,877	456,909	506,637	615,796	—
Wealth assets under management / administration (BMTC)	$1,523,071	$1,421,868	$1,564,042	$1,964,149	$2,105,376

Total Wealth assets under management / administration / supervision / brokerage	$2,155,136	$1,878,777	$2,070,679	$2,579,945	$2,105,376

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.
(1)	Brokerage Assets represent assets held at a registered broker dealer under a networking agreement.

	2009 Year-to-date	2008 Year-to-date
Selected ratios (annualized):

Return on average assets	0.88%	1.24%
Return on average shareholders’ equity	10.81%	13.25%
Yield on loans and leases*	5.85%	6.43%
Yield on interest earning assets*	5.25%	6.25%
Cost of interest bearing funds	2.04%	2.85%
Net interest margin*	3.60%	3.97%

Selected data:

Mortgage loans originated	$221,613	$60,374
Mortgage loans sold - servicing retained	$205,679	$26,936
Mortgage loans sold - servicing released	$1,413	$21,207

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.

Investment Portfolio	As of June 30, 2009			As of December 31, 2008
($’s in thousands)
SECURITY DESCRIPTION	Amortized Cost	Fair Value	Unrealized Gain /Loss	Amortized Cost	Fair Value	Unrealized Gain /Loss
Short term bond fund	5,105	5,105	—	—	—	—

Total Trading Securities	5,105	5,105	—	—	—	—

U. S. government agency securities	40,147	40,315	168	10,999	11,170	171

State, county & municipal securities	17,937	17,815	(122)	7,072	7,096	24

FNMA/FHLMC mortgage backed securities	63,497	65,174	1,677	78,054	79,660	1,606

GNMA mortgage backed securities	11,539	11,621	82	—	—	—

Foreign debt securities	1,450	1,450	—	950	950	—

Corporate bonds	17,340	17,363	23	10,180	9,453	(727)

Total Available for Sale Securities	151,910	153,738	1,828	107,255	108,329	1,074

Total Investment Portfolio	157,015	158,843	1,828	107,255	108,329	1,074

Note: Other assets as of June 30, 2009 include approximately $7.9 million of FHLB of Pittsburgh common stock at cost.

Capital Ratios

	Regulatory Minimum To Be Well Capitalized	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008
Bryn Mawr Trust Company Consolidated

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	8.71%	8.56%	8.49%	9.07%	9.43%
Total (Tier II) Capital to RWA	10.00%	11.89%	11.02%	10.98%	11.46%	10.32%
Tier I Leverage Ratio	5.00%	7.72%	7.68%	7.70%	8.53%	9.09%

Bryn Mawr Bank Corporation

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	9.27%	8.96%	8.81%	9.35%	10.05%
Total (Tier II) Capital to RWA	10.00%	12.43%	11.41%	11.29%	11.72%	10.94%
Tier I Leverage Ratio	5.00%	8.22%	8.05%	8.03%	8.76%	9.70%
Common Equity Ratio		8.29%	8.10%	8.03%	8.31%	8.96%
Tangible Common Equity Ratio		7.43%	7.20%	7.13%	7.13%	8.96%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands)

June 30, 2009

(unaudited)

Balance Sheet For the period ended:	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008	Sep 30, 2008	Jun 30, 2008
Assets
Interest bearing deposits with banks	$51,455	$30,283	$45,100	$11,413	$621
Fed funds sold	—	—	—	6,000	—
Money market funds	38,252	72,433	5,109	10,172	163

Trading securities	5,105	—	—	—	—
Investment securities - AFS	153,738	106,191	108,329	107,048	111,707

Total investment securities	158,843	106,191	108,329	107,048	111,707

Loans held for sale	6,837	2,896	3,024	1,987	2,304

Portfolio loans:
Consumer	10,603	8,396	8,518	8,319	8,574
Commercial & industrial	224,355	237,440	236,469	232,096	228,810
Commercial mortgages	257,246	256,631	249,730	240,996	241,597
Construction	40,829	43,746	58,446	62,299	66,861
Residential mortgages	120,475	124,552	132,536	127,798	114,924
Home equity lines & loans	168,592	165,044	154,576	149,707	138,445
Leases	55,538	57,668	59,302	56,979	54,144

Total portfolio loans and leases	877,638	893,477	899,577	878,194	853,355

Earning assets	1,133,025	1,105,280	1,061,139	1,014,814	968,150

Cash and due from banks	11,260	9,342	18,776	52,124	25,901
Allowance for loan and lease losses	(10,389)	(10,137)	(10,332)	(9,014)	(8,672)
Bank owned life insurance	—	—	15,585	15,585	15,684
Intangible assets	10,399	10,476	10,358	5,805	—
Other assets	55,246	54,856	55,820	53,050	48,189

Total assets	$1,199,541	$1,169,817	$1,151,346	$1,132,364	$1,049,252

Liabilities and shareholders’ equity

Interest-bearing checking	$132,531	$132,354	$135,513	$134,557	$139,392
Money market	172,850	171,986	142,707	137,911	124,431
Savings	98,545	83,834	54,333	67,884	38,157
IND deposits	20,625	29,541	30,185	20,045	3,551
Wholesale deposits	88,119	86,746	120,761	134,726	140,498
Time deposits	200,174	205,164	211,542	208,890	166,679

Interest-bearing deposits	712,844	709,625	695,041	704,013	612,708

Non-interest bearing deposits	181,153	177,153	174,449	152,304	141,114

Total deposits	893,997	886,778	869,490	856,317	753,822

Subordinated debt	22,500	15,000	15,000	15,000	—
Borrowed funds	149,925	152,442	154,939	147,414	182,293
Mortgage payable	2,090	—	—	—	—
Other liabilities	31,539	20,899	19,504	19,511	19,102
Shareholders’ equity	99,490	94,698	92,413	94,122	94,035

Total liabilities and shareholders’ equity	$1,199,541	$1,169,817	$1,151,346	$1,132,364	$1,049,252

Balance Sheet (average)	2009 2Q	2009 1Q	2008 4Q	2008 3Q	2008 2Q
Assets

Interest bearing deposits with banks	$23,588	$29,434	$45,503	$5,894	$2,386
Fed funds sold	—	2,222	272	11,668	3,200
Money market funds	70,933	40,903	10,713	2,609	162
Investment securities	130,964	108,413	105,902	110,004	104,983
Loans held for sale	6,219	6,478	2,814	1,994	3,604
Portfolio loans and leases	886,180	897,215	886,793	864,460	836,180

Earning assets	1,117,884	1,084,665	1,051,997	996,629	950,515

Cash and due from banks	10,386	11,706	13,882	22,418	19,727
Allowance for loan and lease losses	(10,242)	(10,353)	(9,085)	(8,732)	(8,451)
Bank owned life insurance	—	—	15,585	15,644	15,612
Intangible assets	10,443	10,399	5,824	4,962	—
Other assets	53,924	58,775	51,677	48,099	45,731

Total assets	$1,182,395	$1,155,192	$1,129,880	$1,079,020	$1,023,134

Liabilities and shareholders’ equity

Interest-bearing checking	$138,904	$133,955	$133,654	$134,347	$138,539
Money market	171,378	160,372	139,564	127,805	130,222
Savings	85,035	74,590	61,684	51,640	38,472
IND deposits	25,057	29,287	29,339	9,637	1,171
Wholesale deposits	99,371	103,562	123,905	139,871	140,288
Time deposits	198,221	207,964	213,004	200,707	169,562

Interest-bearing deposits	717,966	709,730	701,150	664,007	618,254

Non-interest bearing deposits	171,918	160,295	143,897	145,686	143,563

Total deposits	889,884	870,025	845,047	809,693	761,817

Subordinated debt	20,934	15,000	15,000	8,607	—
Borrowed funds	151,109	154,114	156,023	148,815	150,567
Mortgage payable	1,614	—	—	—	—
Other liabilities	21,714	23,559	19,128	17,964	17,531
Shareholders’ equity	97,140	92,494	94,682	93,941	93,228

Total liabilities and shareholders’ equity	$1,182,395	$1,155,192	$1,129,880	$1,079,020	$1,023,143

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands)

June 30, 2009

(unaudited)

Balance Sheet (average)

	2009 Year-to-date	2008 Year-to-date
Assets
Interest bearing deposits with banks	$26,495	$3,947
Fed funds sold	1,105	5,259
Money market funds	56,001	—
Investment securities	119,751	81,048
Loans held for sale	6,348	3,889
Portfolio loans and leases	891,667	821,295

Earning assets	1,101,367	915,438

Cash and due from	11,042	21,017
Allowance for loan and lease losses	(10,297)	(8,315)
Intangible assets	10,421	—
Other assets	56,336	58,121

Total assets	$1,168,869	$986,261

Liabilities and shareholders’ equity

Interest-bearing checking	$136,443	$140,783
Money market	165,906	127,511
Savings	79,841	37,666
IND deposits	27,161	—
Wholesale deposits	101,454	136,482
Time deposits	203,065	182,488

Interest-bearing deposits	713,870	624,930

Non-interest bearing deposits	166,140	143,048

Total deposits	880,010	767,978

Subordinated debt	17,983	—
Borrowed funds	152,604	108,319
Mortgage payable	811	—
Other liabilities	22,631	17,937
Shareholders’ equity	94,830	92,027

Total liabilities and shareholders’ equity	$1,168,869	$877,942

Quarterly Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

	2nd Quarter 2009			1st Quarter 2009			4th Quarter 2008			3rd Quarter 2008			2nd Quarter 2008
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$23,588	$12	0.20%	$29,434	$17	0.23%	$45,503	$62	0.54%	$5,894	$28	1.89%	$2,386	$13	2.19%
Federal funds sold	—	—	—%	2,222	1	0.18%	272	1	1.46%	11,668	57	1.94%	3,200	18	2.26%
Money market funds	70,933	80	0.45%	40,903	82	0.81%	10,713	8	0.30	—	—	—	—	—	—
Investment securities available for sale:
Taxable	116,968	1,058	3.63%	98,240	1,116	4.61%	98,966	1,193	4.80%	104,877	1,208	4.58%	97,360	1,120	4.63%
Tax-exempt	13,996	155	4.44%	10,173	107	4.27%	6,936	85	4.88%	7,736	93	4.78%	7,785	94	4.86%

Investment securities available for sale	130,964	1,213	3.72%	108,413	1,223	4.58%	105,902	1,278	4.80%	112,613	1,301	4.60%	105,145	1,214	4.64%

Loans and leases *	892,399	12,999	5.84%	903,693	13,035	5.85%	889,607	13,551	6.06%	866,454	13,484	6.19%	839,784	13,055	6.25%

Total interest earning assets	1,117,884	14,304	5.13%	1,084,665	14,358	5.37%	1,051,997	14,900	5.63%	996,629	14,870	5.94%	950,515	14,300	6.05%

Cash and due from banks	10,386			11,706			13,882			22,418			19,727
Less allowance for loan and lease losses	(10,242)			(10,353)			(9,085)			(8,732)			(8,451)
Other assets	64,367			69,174			73,086			68,705			61,352

Total assets	$1,182,395			$1,155,192			$1,129,880			$1,079,020			$1,023,143

Liabilities:

Savings, NOW and market rate deposits	$395,317	$798	0.81%	$368,917	$816	0.90%	$334,902	$932	1.11%	$313,792	$860	1.09%	$307,233	$794	1.04%
IND deposits	25,057	24	0.38%	29,287	28	0.39%	29,339	53	0.72%	9,637	51	2.11%	1,171	6	2.06%
Wholesale deposits	99,371	592	2.39%	103,562	785	3.07%	123,905	1,016	3.26%	139,871	1,253	3.56%	140,288	1,585	4.54%
Time deposits	198,221	1,316	2.66%	207,964	1,554	3.03%	213,004	1,725	3.22%	200,707	1,598	3.17%	169,562	1,353	3.21%

Total interest-bearing deposits	717,966	2,730	1.53%	709,730	3,183	1.82%	701,150	3,726	2.11%	664,007	3,762	2.25%	618,254	3,738	2.43%

Subordinated debt	20,934	306	5.86%	15,000	221	5.98%	15,000	257	6.82%	8,607	151	6.98%	—	—	—
Mortgage payable	1,614	23	5.72%	—	—	—	—	—	—%	—	—	—%	—	—	—
Borrowed funds	151,109	1,251	3.32%	154,114	1,263	3.32%	156,023	1,324	3.38%	148,815	1,194	3.19%	150,567	1,191	3.18%

Total interest-bearing liabilities	891,623	4,310	1.94%	878,844	4,667	2.15%	872,173	5,307	2.42%	821,429	5,107	2.47%	768,821	4,929	2.58%

Noninterest-bearing deposits	171,918			160,295			143,897			145,686			143,563
Other liabilities	21,714			23,559			19,128			17,964			17,531

Total noninterest-bearing liabilities	193,632			183,854			163,025			163,650			161,094

Total liabilities	1,085,255			1,062,698			1,035,198			985,079			929,915

Shareholders’ equity	97,140			92,494			94,682			93,941			93,228

Total liabilities and shareholders’ equity	$1,182,395			$1,155,192			$1,129,880			$1,079,020			$1,023,143

Interest income to earning assets			5.13%			5.37%			5.63%			5.94%			6.05%

Net interest spread			3.19			3.22			3.21			3.47			3.47
Effect of noninterest-bearing sources			0.40			0.40			0.42			0.43			0.50

Net interest income/ margin on earning assets		$9,994	3.59%		$9,691	3.62%		$9,593	3.63%		$9,763	3.90%		$9,371	3.97%

Tax equivalent adjustment		$82	0.02%		$65	0.02%		$62	0.03%		$68	0.03%		$68	0.03%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

For the Six months ended June 30,

	2009			2008
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$26,495	$29	0.22%	$3,947	$55	2.80%
Federal funds sold	1,105	1	0.18%	5,259	78	2.98%
Money market funds	56,001	162	0.58%	—	—%
Investment securities available for sale:
Taxable	107,656	2,174	4.07%	73,305	1,738	4.77%
Tax-exempt	12,095	261	4.35%	7,743	186	4.83%

Investment securities available for sale	119,751	2,435	4.10%	81,048	1,924	4.77%

Loans and leases *	898,015	26,034	5.85%	825,184	26,376	6.43%

Total interest earning assets	1,101,367	28,661	5.25%	915,438	28,433	6.25%

Cash and due from banks	11,042			21,017
Less allowance for loan and lease losses	(10,297)			(8,315)
Other assets	66,757			58,121

Total assets	$1,168,869			$986,261

Liabilities:

Savings, NOW and market rate deposits	$382,190	$1,614	0.85%	$305,960	$1,850	1.22%
IND deposits	$27,161	51	0.38	586	6	2.06%
Wholesale deposits	101,454	1,378	2.74%	135,896	3,230	4.78%
Time deposits	203,065	2,869	2.85%	182,488	3,469	3.82%

Total interest-bearing deposits	713,870	5,912	1.67%	624,930	8,555	2.75%

Subordinated debt	17,983	527	5.91%	—	—%
Mortgage payable	811	23	5.72%	—	—%
Borrowed funds	152,604	2,515	3.32%	108,319	1,828	3.39%

Total interest-bearing liabilities	885,268	8,977	2.04%	733,249	10,383	2.85%

Noninterest-bearing deposits	166,140			143,048
Other liabilities	22,631			17,937

Total noninterest-bearing liabilities	188,771			160,985

Total liabilities	1,074,039			894,234

Shareholders’ equity	94,830			92,027

Total liabilities and shareholders’ equity	$1,168,869			$986,261

Interest income to earning assets			5.25%			6.25%

Net interest spread			3.21			3.40
Effect of noninterest-bearing sources			0.39			0.57

Net interest income/ margin on earning assets		$19,684	3.60%		$18,050	3.97%

Tax equivalent adjustment		$146	0.02%		$139	0.04%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.